UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2011

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Certificate of Incorporation

On May 18, 2011, Nash-Finch filed a Certificate of Amendment to its Restated Certificate of Incorporation (“Restated Certificate”) with the Secretary of State of Delaware.  The Certificate of Amendment became effective upon filing.  Nash-Finch included three proposals in its Proxy Statement seeking stockholder approval to amend its Restated Certificate of Incorporation:  (Proposal 2) to amend Article III - Nature and purpose of the Company, Article IV and IX - Election of directors and Article XIV - Board consideration of certain factors; (Proposal 3) to repeal Article XII - Stockholder approval of certain fundamental changes; and (Proposal 4) to repeal Article XIII - Stockholder approval of certain business combinations with a controlling person.  Specifically, the proposals sought stockholder approval of the following changes to the Fourth Restate Certificate of Incorporation:

(i)

to provide that the purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under Delaware corporation Law;

(ii)

to provide that directors may be elected without the use of written ballots;

(iii)

to clarify the fiduciary duties of directors in accordance with Delaware corporation law.

(iv)

to repeal the supermajority voting requirement for approval of a merger or consolidation, and;

(v)

to repeal the supermajority for approval of certain business combinations with a controlling person.

Stockholders approved all three of the proposed amendments to the Restated Certificate at the 2011 Annual Meeting.

A copy of the Certificate of Amendment as filed with the Secretary of State of Delaware is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 5.07

Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Nash-Finch Company (the “Company”) was held on May 18, 2011. At the annual meeting, the Company’s stockholders voted on eight proposals and cast their votes as follows:

Proposal Number 1 — Election of Directors.

The stockholders elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-vote

Alec C. Covington	10,868,023	35,260	479,102

Sam K. Duncan	10,286,530	616,753	479,102

Mickey P. Foret	10,286,667	616,616	479,102

Douglas A. Hacker	10,193,893	709,390	479,102

U.S. MG (Ret) Hawthorne L. Proctor	10,283,737	619,546	479,102

William R. Voss	10,760,625	142,658	479,102

Christopher W. Bodine	10,869,561	33,722	479,102

Proposal 2 — To approve amendments to our Restated Certificate of Incorporation to amend or repeal provisions relating to (i) the nature and purpose of the Company, (ii) the election of directors and (iii) board consideration of certain factors.

The stockholders ratified the proposed amendments to our Restated Certificate of Incorporation.  The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-vote

10,822,717	73,292	7,274	479,102

Proposal 3 — To approve an amendment to our Restated Certificate of Incorporation to repeal a provision relating to stockholder approval by supermajority vote of certain fundamental changes.

The stockholders ratified the proposed amendment to our Restated Certificate of Incorporation.  The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-vote

10,878,081	17,735	7,467	479,102

Proposal 4 — To approve an amendment to our Restated Certificate of Incorporation to repeal a provision relating to stockholder approval by supermajority vote of certain business combinations with a controlling person.

The stockholders ratified the proposed amendment to our Restated Certificate of Incorporation.  The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-vote

9,661,766	15,368	10,560	479,102

Vote totals exclude 1,215,589 shares held by T. Rowe Price Associates, Inc. which constitutes a “controlling person” within the meaning of Article XIII and deemed to have an interest in this Proposal.

Proposal Number 5 — Advisory resolution on executive compensation (the “say-on-pay” vote)

The stockholders voted on the advisory resolution on compensation of the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-vote

9,984,123	913,073	5,695	479,102

Proposal Number 6 — Advisory resolution on the frequency of future advisory say-on-pay votes on executive compensation

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-vote

9,889,676	25,491	983,191	4,475	479,102

Consistent with the recommendation of the Company’s Board of Directors with respect to Proposal Number 6, all of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on a proposal, voted, on an advisory basis, to hold future say-on-pay votes on compensation of the Company’s named executive officers every year. The Company’s Board of Directors has determined that the Company will hold an annual advisory say-on-pay vote until the next advisory vote on the frequency of stockholder votes on executive compensation

Proposal 7 — Ratification of the selection of Grant Thornton LP as auditors

The stockholders ratified the selection, by the Audit Committee of the Board of Directors, of Grant Thornton LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2011. The results of the vote taken were as follows:

For	Against	Abstain

11,342,582	37,419	2,384

Proposal 8 — To consider and vote upon a stockholder proposal.

The stockholders rejected the stockholder proposal to adopt cumulative stockholder voting for directors.  The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-vote

3,703,204	7,176,217	23,862	479,102

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fifth Restated Certificate of Incorporation of Nash-Finch Company, filed with the Secretary of State of Delaware on May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY

Date: May 23, 2011	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Executive Vice President, General Counsel and Secretary

NASH-FINCH COMPANY

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

3.1	Fifth Restated Certificate of Incorporation of Nash-Finch Company, filed with the Secretary of State of Delaware on May 18, 2011.